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                                                                  Exhibit 10.7


                           IRON MOUNTAIN INCORPORATED
                      EXECUTIVE DEFERRED COMPENSATION PLAN

                       ARTICLE 1 - PURPOSE; EFFECTIVE DATE

         1.1 ADOPTION OF PLAN. Iron Mountain Incorporated (the "Company") hereby adopts, effective as of November 12, 1998, a deferred compensation plan known as the Iron Mountain Incorporated Executive Deferred Compensation Plan (the "Plan").

         1.2 PURPOSE. This Plan is unfunded and is maintained for the purpose of providing deferred compensation to a select group of management and highly compensated employees of the Company and its Subsidiaries within the meaning of the United States Code of Federal Regulations Section 2520.104-23 and Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended. Notwithstanding any other provision herein, if the Committee determines that any Participant is not a member of one of the categories specified in the preceding sentence, other than by reason of the termination of his employment, the Committee shall cause the Participant's Account immediately to be paid to the Participant in a lump sum. This Plan is expected to encourage the continued employment of the participating employees whose management and individual performance are largely responsible for the success of the Company and to facilitate the recruiting of key management and highly compensated employees required for the continued growth and profitability of the Company.

                             ARTICLE 2 - DEFINITIONS

         2.1 DEFINITIONS. Wherever the following terms are used in this Plan, they shall have the meaning specified below

                  (a) "ACCOUNT" means the separate unfunded bookkeeping account established under this Plan for each Participant.

                  (b) "ACCOUNTING DATE" means December 31, and any other date that the Committee designates.

                  (c) "BENEFICIARY" means the person or entity determined to be a Participant's beneficiary pursuant to Section 7.1.

                  (d) "BENEFICIARY DESIGNATION FORM" means the form attached hereto as Exhibit B or any other document that incorporates substantially similar information.

                  (e)  "BOARD" means the Board of Directors of the Company.

                  (f) "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

                  (g)  "COMMITTEE" has the meaning set forth in Section 3.1.

                  (h)  "COMPANY" means Iron Mountain Incorporated.

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                  (i) "DEFERRAL FORM" means the form attached hereto as Exhibit
A or any other document that incorporates substantially similar information.

                  (j) "DISABILITY" means a long-term disability under the Iron Mountain Long-term Disability Plan.

                  (k) "EMPLOYER" means the Company or the Subsidiary of which the Participant is an employee.

                  (l) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  (m) "401(K) PLAN" means The Iron Mountain Companies 401(k) Plan, as amended from time to time.

                  (n) "PARTICIPANT" means an employee of the Company or a Subsidiary who is eligible to participate pursuant to Section 4.1.

                  (o) "PLAN" means this Iron Mountain Incorporated Executive Deferred Compensation Plan, as amended from time to time.

                  (p) "PLAN YEAR" means the calendar year; provided, however, that the first Plan Year shall commence on November 30, 1998 and shall end on December 31, 1998.

                  (q) "RETIREMENT" means a Participant's Normal or Late Retirement under the 401(k) Plan.

                  (r) "SUBSIDIARY" means any corporation, company, partnership or other form of business organization of which the Company owns, directly or indirectly through an unbroken chain ownership, fifty percent or more of the total combined voting power of all classes of stock or other form of equity ownership.

                  (s) "TERMINATION OF EMPLOYMENT" means ceasing to be an employee of either the Company or a Subsidiary for any reason.


                           ARTICLE 3 - ADMINISTRATION

         3.1 ADMINISTRATION. The Plan shall be administered by the Board or, in the discretion of the Board, a committee or subcommittee of the Board (the "Committee"), appointed by the Board and composed of at least two members of the Board. In the event that a vacancy on the Committee occurs on account of the resignation of a member or the removal of a member by vote of the Board, a successor member shall be appointed by vote of the Board. All references in the Plan to the "Committee" shall be understood to refer to the Committee or the Board, whoever shall administer the Plan.

         The Committee shall select one of its members as Chairman and shall hold meetings at such times and places as it may determine. A majority of the Committee shall constitute a


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quorum, and acts of the Committee at which a quorum is present, or acts reduced to or approved in writing by all the members of the Committee, shall be the valid acts of the Committee.

         The Committee is authorized to interpret and construe any provision of this Plan, to determine eligibility and benefits under this Plan, to prescribe, amend and rescind rules and regulations relating to this Plan, to adopt such forms as it may deem appropriate for the administration of this Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company or a Subsidiary and to make all other determinations necessary or advisable for the administration of this Plan, but only to the extent not contrary to the express provisions of this Plan. The Committee shall be responsible for the day-to-day administration of this Plan. Determinations, interpretations or other actions made or taken by the Committee under this Plan shall be final and binding for all purposes and upon all persons.

         3.2 COST. All expenses and costs incurred in the administration and operation of this Plan shall be borne by the Company, except to the extent funded by Participant deferrals of compensation in accordance with Article 5.

                    ARTICLE 4 - ELIGIBILITY AND PARTICIPATION

         4.1 ELIGIBILITY TO PARTICIPATE. Except as the Committee in its discretion may otherwise determine, each management employee and highly compensated employee of the Company or a Subsidiary who holds the position of Vice President or who holds a higher position with the Company or a Subsidiary shall be eligible to participate in the Plan.

                       ARTICLE 5 - DEFERRAL CONTRIBUTIONS

         5.1 ELECTION TO DEFER PAYMENT. A Participant may irrevocably elect to defer the payment to him by the Company or a Subsidiary of up to fifty percent of his base salary and of all or a portion of any incentive compensation bonus by written notice to the Committee on a Deferral Form received by the Committee or its designee. A Participant who first becomes eligible to participate after the beginning of a Plan Year shall be entitled to make an election to defer payment within thirty days after he is informed of his eligibility to participate in the Plan.

         The portion of base salary and incentive compensation bonus to be deferred shall be specified by the Participant on the Deferral Form in increments of one percent, ranging from five to fifty percent for base salary and from five to one hundred percent for incentive compensation bonuses. No deferral shall be effective unless (i) with respect to base salary and quarterly incentive compensation bonuses, the Participant has completed and returned a Deferral Form on or prior to November 30 (or such other date not later than December 31 that the Committee may specify) of the year prior to the year in which the base salary and/or quarterly incentive compensation bonus is earned, and (ii) with respect to an annual incentive compensation bonus, the Participant has completed and returned a Deferral Form on or prior to November 30 (or such other date not later than December 31 that the Committee may specify) of the year for which such bonus will be paid.


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         Notwithstanding the foregoing provisions of this Section 5.1, the
Committee may, in its sole and absolute discretion, determine that the interests of the Company require that any part or all of the amount that a Participant has elected to defer must instead be paid to the Participant currently, in which case payment shall be made to the Participant notwithstanding the Participant's election.

         5.2 TERMS OF DEFERRAL. A Participant's election to defer payment of any portion of base salary or an incentive compensation bonus shall provide for deferral of payment until the Participant's Retirement, Disability or Termination of Employment or such earlier date as the Participant may specify on a Deferral Form or other writing satisfactory to the Committee. Amounts that a Participant has elected to defer are hereinafter referred to as "Deferred Compensation." Upon a Participant's Retirement, Disability or Termination of Employment or upon such earlier date as the Participant may have specified, payment of his Deferred Compensation shall be made as provided in Section 6.1.

         5.3 DEFERRED COMPENSATION ALWAYS FULLY VESTED. The amount of a Participant's Deferred Compensation shall always be and remain fully vested and nonforfeitable by him, except as otherwise provided in Sections 5.6 and 5.7.

         5.4 CREDITS AND ADJUSTMENTS TO ACCOUNT. The Participant's Account will be credited in the amount of all compensation deferred pursuant to the Participant's election in accordance with this Plan. The Participant's Account shall be reduced by the amount of any distributions to the Participant from this Plan. Pursuant to procedures established by the Committee, each Participant's Account shall be adjusted as of each Accounting Date to reflect the earnings or losses of any hypothetical investment media as may be designated by the Committee.

         5.5 INVESTMENTS. The Committee in its discretion may from time to time designate one or more investment media in which Accounts shall be hypothetically invested. Initially, and unless the Committee shall otherwise designate, such hypothetical investment media shall consist of the mutual funds (other than the Stable Value Fund but including in lieu thereof a money market fund) that are available as investment options from time to time under the 401(k) Plan. The Committee may determine the value of the hypothetical investment media in any manner it may in its discretion select, including the use of a formula, or of an appraisal or other valuation review by a third party.

         The Committee may provide Participants and Beneficiaries the opportunity to determine how their Accounts will be deemed to be hypothetically invested from among the available investment options, and may permit changes in those investment directions at whatever frequency it deems appropriate and within whatever limitations are applicable to any investment option. If any Participant or Beneficiary makes an investment selection, the Committee (or in the event of the establishment of a trust hereunder, the trustee of such trust) may follow such investment selection but neither shall be legally bound to do so.

         5.6 FORFEITURE OF ACCOUNTS. Notwithstanding any other provision herein, a Participant shall forfeit all earnings on his Account in the event the Committee determines that termination of the Participant's employment by the Company or a Subsidiary has occurred due to behavior materially prejudicial to the organization, including, but not limited to: fraud, forgery or


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misappropriation of funds, or any other offense of dishonesty; theft, willful damage, deliberate wastage or unauthorized possession of property of the Company, a Subsidiary or any employee; assault, including physically striking another person or threatening behavior; indulging in unsafe practices or endangering the safety of others; deliberate refusal to obey the legitimate instructions of a supervisor or manager; being incapable of satisfactory work performance as a result of the influence of alcohol or drugs; gross indecency; deliberate racial or sexual harassment; or conduct that brings the name of the Company or a Subsidiary into disrepute.

         In the event of a forfeiture as described in this Section 5.6, the amount forfeited may be used, at the election of the Committee, to pay any administrative or other expenses incurred in connection with this Plan or to offset any contribution the Company would otherwise make to any trust established pursuant to Section 9.2.

         5.7 RELEASE AND SETOFF. As a condition to receiving any payment under this Plan, at the Company's request, the Participant must have executed a release, satisfactory to the Company, of all claims in connection with his employment by the Company and any Subsidiary. Furthermore, all payments under this Plan are subject to setoff for any amounts that a Participant may owe to the Company or a Subsidiary.

                    ARTICLE 6 - TIMING AND METHOD OF PAYMENT

         6.1 PAYOUT OF DEFERRED COMPENSATION.


                  (a) Each Participant shall specify, on a Deferral Form or other writing approved by and received by the Committee or its designee, the commencement date for payments of the Participant's entire Account and the form of payment with respect to the Account. With the Committee's permission, the commencement date and form of payment may be superseded by a later election completed by the Participant, but any later election will be disregarded in its entirety unless received by the Committee more than twelve months before the commencement date for payments pursuant to the original election; provided, however, that the Committee shall not permit a change in an election in any case in which the change could jeopardize, in the sole determination of the Committee, the deferral of income taxes until the date on which payment is to be made pursuant to the terms of such changed election.

                  (b) The following are the available choices for the commencement date of payments:

                           (1) Within thirty days of the date of the Participant's Retirement, Disability or other Termination of Employment; or

                           (2) A date specified by the Participant, provided that date occurs before the Participant's Retirement, Disability or other Termination of Employment.


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                  (c)  The following are the available choices for the form of payment of a Participant's Account:

                           (1)      A single lump sum in cash; or

                           (2) Substantially equal annual cash installments over a period of either five or ten years.

A Participant's Retirement, Disability or other Termination of Employment shall not cause any acceleration of his receipt of installment payments that are then in the course of payment.

                  (d) This Section 6.1 and all other provisions of this Plan notwithstanding, the Committee, in its sole and absolute discretion, may direct that payment of any part or all of a Participant's Account shall be accelerated and paid prior to the time the Account becomes payable in accordance with the Participant's election, and in that event the Company shall make payment to the Participant at the time and in the manner directed by the Committee. In no event, however, shall the Company, the Committee or any other person or party have the power to delay payment of the Account beyond the time elected by the Participant.

         6.2 DEATH BEFORE PAYMENTS COMMENCE OR ARE COMPLETED. If a Participant dies while employed or while receiving installment payments, the value of his Account shall be paid, as soon as reasonably practicable after the Participant's death, to the Participant's designated Beneficiary, in a single lump sum in cash.

         6.3 CHANGE OF CONTROL PROVISIONS. In the event a corporation, company, partnership or other form of business organization for which the Participant has worked ceases to be a Subsidiary prior to the date on which any payments under this Plan are complete, the value of the Participant's Account shall be paid, as soon as reasonably practicable, to the Participant in a single lump sum in cash, unless the Committee establishes an alternative method of handling such Account, including, without limitation, an assumption of the liability for the value of the Account by the Participant's employer and a transfer of any assets held in any trust established pursuant to Section 9.2 with respect to such Account, by an organization involved in a transaction described in this Section 6.3.

                         ARTICLE 7 - PAYMENTS TO OTHERS

         7.1 BENEFICIARIES. A Participant may designate the Beneficiary to whom any unpaid benefit under this Plan may be paid by submitting a completed Beneficiary Designation Form to the Committee or its designee. The Participant may designate a successor Beneficiary to receive any remaining amounts in satisfaction of the unpaid benefit under this Plan in the event of the primary Beneficiary's death. In the event of any inconsistency between Beneficiary Designation Forms, the last Beneficiary Designation Form received by the Committee or its designee shall govern. A beneficiary designation may be changed without the consent of any prior Beneficiary. If the Participant did not submit a Beneficiary Designation Form to the Committee, or no designated Beneficiary survives the Participant, the Participant's Beneficiary shall be the beneficiary of the Participant as determined for purposes of the 401(k) Plan.


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         7.2 PAYMENTS TO OTHERS. If the Committee shall find that the
Participant or the Participant's Beneficiary is unable to care for his affairs because of illness or accident or is unable to execute a proper receipt for payment of any amount payable under this Plan, the Committee may make payment to a relative or to the proper person for the benefit of the Participant or the Participant's Beneficiary. To the extent permitted by law, the payment to a person in accordance with this Section 7.2 shall fully discharge the Company's obligation to pay any amount due under this Plan. The decision of the Committee shall in each case be binding upon all persons in interest and neither the Company nor the Committee shall be under any duty to see to the proper application of the funds.

         7.3 NONASSIGNABILITY. During the Participant's lifetime, any payment under this Plan shall be made only to the Participant. No benefit, payment, sum or other interest under this Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, hypothecation, encumbrance or charge, or claims of alimony or spousal support, and any attempt by a Participant or any Beneficiary under this Plan to do so shall be void. No benefit, payment, sum or other interest under this Plan shall in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of a Participant or Beneficiary entitled thereto, or be subject to any lien, directly, by operation or law or otherwise, including execution, levy, garnishment, attachment, pledge and bankruptcy.

                          ARTICLE 8 - CLAIMS PROCEDURE

         8.1 FILING A CLAIM. A Participant need not make a formal claim in order to receive a payment of benefits under this Plan. However, if a Participant or Beneficiary wishes to file a claim for benefits, the claim shall be made by filing a written request with the Committee.

         8.2 DENIAL OF CLAIM. If a claim is wholly or partially denied by the Committee, the Committee shall furnish the Participant or Beneficiary with written notice of the denial within a reasonable period of time not to exceed ninety days after the date the original claim was filed unless special circumstances require an extension of time for processing the claim. If an extension of time is required, written notice of the extension shall be furnished to the Participant or Beneficiary prior to the termination of the initial ninety day period. In no event shall the extension exceed a period of ninety days from the end of the initial period. In the event that the decision is not furnished within that time (or within the initial ninety day period if no extension of time is made), the claim shall be deemed denied. An extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render a final decision. Any notice of denial shall set forth in a manner calculated to be understood by the Participant or Beneficiary:

                  (a) The specific reasons for denial;

                  (b) Specific reference to pertinent Plan provisions on which the denial is based;

                  (c) A description of any additional information needed to perfect the claim and an explanation of why that information is necessary; and

                  (d) An explanation of the Plan's claims procedure.


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         8.3 REVIEW PROCEDURE. The purpose of the review procedure set forth in this Section is to provide a procedure by which a Participant or Beneficiary under this Plan, or the duly authorized representative of any such Participant or Beneficiary, may have a reasonable opportunity to appeal a denied claim to the Committee for a full and fair review. To accomplish that purpose, the Participant or Beneficiary, or the duly authorized representative of any Participant or Beneficiary, may:

                  (a) Request a review by the Committee upon written application to it;

                  (b) Review pertinent documents; and

                  (c) Submit issues and comments in writing.

A Participant or Beneficiary may request a review of a denied claim by filing a written application with the Committee at any time within sixty days after a deemed denial of a claim or after receipt by the Participant or Beneficiary of written notice of denial of a claim.

         8.4 DECISION ON REVIEW. The decision on review shall be made by the Committee, which may, in its discretion, hold a hearing on a denied claim. The Committee shall issue a decision within sixty days after receipt of an application for review unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible but not later than one hundred twenty days after receipt of a request for review. In the event that the decision is not furnished within the appropriate time, the claim shall be deemed denied. If an extension of time for review is required, written notice of the extension shall be furnished to the Participant or Beneficiary prior to commencement of the extension. The decision to review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the Participant and Beneficiary, and specific references to the pertinent Plan provisions on which the decision is based. The Committee shall have discretionary authority to interpret and apply the provisions of the Plan with respect to, and to make any factual determination in connection with, any benefit claim, and the decision of the Committee shall be final and binding upon all parties.

                               ARTICLE 9 - FUNDING

         9.1 PLAN UNFUNDED. The Plan constitutes a mere promise by the Company to make benefit payments to Participants and Beneficiaries in the future in accordance with the terms hereof, and Participants and Beneficiaries shall have only the status of general unsecured creditors of the Company. Any amounts payable under the Plan shall be paid out of the general assets of the Company and each Participant and Beneficiary shall be deemed to be a general unsecured creditor of the Company.

         9.2 RABBI TRUST. The Company shall create a grantor trust to pay its obligations hereunder (a so-called rabbi trust), the assets of which shall be treated, for all purposes, as the assets of the Company. The terms of the trust will generally conform to the terms of the model trust described in Revenue Procedure 92-64. In the event the trustee of such trust is unable or unwilling to make payments directly to Participants and Beneficiaries and such trustee remits payments to the Company for delivery to Participants and Beneficiaries, the Company shall


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promptly remit such amount, less applicable income and other taxes required to be withheld, to the Participant or Beneficiary.

         In all events, it is the intent of the Company that the Plan be treated as unfunded for tax purposes and for purposes of Title I of ERISA.

                           ARTICLE 10 - MISCELLANEOUS

         10.1 REVOCATION OR MODIFICATION. The Company hereby reserves the right to amend, modify, revoke or terminate this Plan by resolution of the Board at any time or from time to time, but no such action, without a Participant's consent, shall impair a Participant's right (subject to Sections 5.6 and 5.7) with respect to any existing Account balance or compensation deferred as of the date of such amendment, modification, revocation or termination of this Plan.

         10.2 TAX WITHHOLDING. The Participant or the Participant's Beneficiary, as the case may be, shall be responsible for any federal, state, city or other taxes imposed on any amount paid or the value of any benefit accrued pursuant to this Plan. The Company or a Subsidiary shall comply with the obligations imposed under the applicable federal, state or city withholdings laws with respect to any payment or benefit accrued under this Plan and shall be entitled to do any act or thing to effectuate compliance by the Participant or the Participant's Beneficiary and the Company or a Subsidiary with said laws, including withholding any amounts payable by the Company or a Subsidiary to the Participant or the Participant's Beneficiary, whether or not such amounts are payable pursuant to this Plan, and making demand upon the Participant or the Participant's Beneficiary for such amounts as the Company or a Subsidiary may reasonably estimate to be required by applicable withholding laws.

         10.3 NO JOINT VENTURE. This Plan shall not be considered to create a joint venture between the Company and the Participant or to provide the Participant any ownership interest in the Company or any right or interest with respect to the earnings and profits or assets of the Company.

         10.4 PARTICIPATION IN OTHER PLANS. Nothing contained in this Plan shall affect any right that any Participant may otherwise have to participate in any other retirement plan or arrangement that the Company or a Subsidiary may now or hereafter have or adopt.

         10.5 NO EMPLOYMENT RIGHT. Nothing contained in this Plan shall be construed as conferring upon the Participant the right to continue in the employ of the Company or any Subsidiary, nor shall any Participant make any claim or assertion that the Participant entered into employment or continued employment because of or in reliance upon the existence of this Plan or the provisions hereunder for the payment of benefits.

         10.6 BENEFIT NOT SALARY. Neither the payment of benefits nor the crediting of a Participant's Account under this Plan shall be deemed salary or other compensation to the Participant for the purpose of computing benefits to which the Participant may be entitled under any other retirement plan or other arrangement that the Company or a Subsidiary may now or hereafter have or adopt.


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         10.7 MASSACHUSETTS LAW. To the extent not preempted by ERISA, the laws of the Commonwealth of Massachusetts shall govern, control and determine all questions arising with respect to the Plan and the interpretation and validity of its provisions. Wherever possible, each provision of this Plan shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Plan shall be held unenforceable or invalid, the provision shall be ineffective only to the extent of such unenforceability or invalidity and the remainder of the provision and the remaining provisions of this Plan shall in that event continue to be binding and in full force and effect, unless the Company elects to completely invalidate this Plan and render this Plan unenforceable.

         10.8 NUMBER AND GENDER. The singular shall include the plural, and the plural the singular, wherever the context so requires, and the masculine, the feminine and the neuter shall be mutually inclusive.

         10.9 HEADINGS. All paragraph headings in this Plan are intended merely for convenience and shall in no way be deemed to modify or supplement the actual terms and provisions set forth hereunder.

         IN WITNESS WHEREOF, the Company has caused this Plan to be executed on December 23, 1998, by its duly authorized officer.

                                           IRON MOUNTAIN INCORPORATED


                                           By:  /s/ C. Richard Reese
                                              --------------------------
                                           Its: Chief Executive Officer
                                               -------------------------